UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2026

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
301 Riverside Avenue, Second Floor, Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares representing beneficial interests in Compass Diversified Holdings	CODI	New York Stock Exchange
Series A Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR A	New York Stock Exchange
Series B Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR B	New York Stock Exchange
Series C Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR C	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5     Corporate Governance and Management
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain     Officers; Compensatory Arrangements of Certain Officers

On June 8, 2026, Elias J. Sabo informed Compass Group Diversified Holdings LLC (the “Company”) and Compass Diversified Holdings (NYSE: CODI) (the “Trust” and, together with the Company, “CODI”), as well as Compass Group Management LLC (“CGM”) and Sostratus LLC (“Sostratus”), of his decision to retire from his position as the Chief Executive Officer and a director of the Company and as a regular trustee of the Trust, each effective December 31, 2026. Mr. Sabo’s decision to retire was not the result of any disagreement between himself and the Company, the Company’s management, or the Board of Directors of the Company (the “Board”).

Effective January 1, 2027, Zach Sawtelle will become the Chief Executive Officer of the Company, as well as a regular trustee of the Trust, and Sostratus’ designated appointee to the Board, consistent with its rights as the sole holder of the Company’s allocation interests. In anticipation of his becoming Chief Executive Officer, effective June 10, 2026, Mr. Sawtelle became the Chief Operating Officer of the Company. Effective as of the date of his appointment as Chief Operating Officer of the Company, Mr. Sawtelle has been designated as an executive officer and officer of the Company for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will become the Company’s Principal Executive Officer effective January 1, 2027.

Mr. Sawtelle, 41, joined CGM, the Company'’s external manager, in 2009, has been a CGM partner since 2019 and has served as its Chief Operating Officer since 2025. He is a member of CGM’s Investment Committee and, alongside Mr. Sabo, has played a central role in directing CODI’s strategy. Mr. Sawtelle also currently serves as a director for a number of CODI’s current subsidiaries, including BOA Technology, PrimaLoft, The Honey Pot, 5.11, Altor Solutions and Rimports. Prior to joining CGM, Mr. Sawtelle held positions with the Investment Banking Division of Citi.

Mr. Sawtelle is also a holder of allocation interests in the Company through his ownership interest in Sostratus. With respect to the disclosure related to these relationships required by 404(a) of Regulation S-K of the Exchange Act (“Regulation S-K”), the section of the Company’s 2026 Proxy Statement entitled “Certain Relationships and Related Party Transactions” as it pertains to CGM and Sostratus is incorporated by reference herein. In addition, the Company intends to enter into an indemnification agreement (the “Indemnification Agreement”) with Mr. Sawtelle, pursuant to which the Company has agreed to indemnify Mr. Sawtelle against certain claims and liabilities arising from CGM’s prior business and operations, subject to customary exceptions and to an obligation to repay amounts advanced by the Company to the extent any of the customary exceptions is determined to apply. Mr. Sawtelle does not have any family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K.

The services Mr. Sawtelle provides and will provide for CODI as Chief Operating Officer and Chief Executive Officer will be provided at the cost of CGM or its affiliates, and CODI has no obligation to reimburse CGM for the compensation expenses of Mr. Sawtelle.

Section 7     Regulation FD
Item 7.01    Regulation FD Disclosure

On June 11, 2026, CODI issued a press release regarding the departure of Mr. Sabo and appointment of Mr. Sawtelle, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information under this Item 7.01 and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information or exhibits be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.
Section 9     Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release of CODI dated June 11, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2026	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Stephen Keller

Stephen Keller
Regular Trustee
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2026	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Stephen Keller

Stephen Keller
Chief Financial Officer